CENTRAL AND SOUTH WEST CORPORATION
                                 CAPITALIZATION
                              As of March 31, 1997
                                   (UNAUDITED)
                                   (millions)


Common stock                                              $3,704
Preferred stock                                              325
                                                      -----------
  Total Equity                                             4,029      42.88%

Long-term debt                                             3,986
Long-term debt and preferred stock due
  within twelve months                                       203
Short-term debt                                              619
Short-term debt - CSW Credit, Inc.                           493
Loan Notes                                                    66
                                                      -----------
    Total Debt                                             5,367      57.12%

Total Capitalization                                      $9,396
                                                      ===========